SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 20, 2022

PRIME MERIDIAN HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Florida	333-191801	27-2980805
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1471 Timberlane Road Tallahassee, FL	32312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 907-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter)

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	N/A	N/A

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 20, 2022, the Board of Directors of Prime Meridian Holding Company approved a second amendment to the 2015 Stock Incentive Compensation Plan.  The Amendment added the following additional clause to the end of Section 4. Administration: Subject to any limitations imposed by law, the Committee shall have the right to delegate to any executive officer of the Company the Committee's authority under the plan.

In addition, on January 20, 2022, the Board of Directors of Prime Meridian Holding Company ratified the Compensation Committee's delegation to the Company's Vice Chairman, Chief Executive Officer, and President Sammie D. Dixon, Jr., the authority to make grants of Awards (as defined in the Plan), subject to the terms of the Plan and certain limitations as described in Exhibit 10.16.

Item 9.01 Financial Statements and Exhibits

(d)          Exhibits.

10.15      Second Amendment to 2015 Stock Incentive Compensation Plan

10.16      2015 Stock Incentive Compensation Plan Delegation of Authority

The information in this report (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME MERIDIAN HOLDING COMPANY

By:	/s/ Clint F. Weber
Clint F. Weber
Chief Financial Officer and Executive Vice President

Date: January 20, 2022